Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2015 on the consolidated financial statements of InsPro Technologies Corporation, for the years ended December 31, 2014 and 2013 included herein on this registration statement of InsPro Technologies Corporation on Form S-1 and to the reference to our firm under the heading “Experts” in the prospectus.

Coconut Creek, Florida	/s/ D’Arelli Pruzansky P. A.
December 30, 2015	Certified Public Accountants